Exhibit 10.3

MICHAEL KORS HOLDINGS LIMITED

OMNIBUS INCENTIVE PLAN

NON-EMPLOYEE DIRECTOR RESTRICTED SHARE

UNIT AGREEMENT

THIS RESTRICTED SHARE UNIT AWARD AGREEMENT (the “Agreement”), dated as of [Insert Date] (the “Date of Grant”), is made by and between Michael Kors Holdings Limited, a limited liability company under the laws of the British Virgin Islands (the “Company”), and [Insert Name] (“the Director”). Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.

WHEREAS, the Company has adopted the Michael Kors Holdings Limited Omnibus Incentive Plan (the “Plan”), pursuant to which Restricted Share Units may be granted; and

WHEREAS, the Committee has determined that it is in the best interests of the Company and its shareholders to grant the Restricted Share Units provided for herein to the Director subject to the terms set forth herein.

NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:

1. Grant of Restricted Share Units.

(a) Grant. The Company hereby grants to the Director an award of [Insert Number] Restricted Share Units (the “RSUs”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. Each RSU represents the right to receive payment in respect of one Share as of the Settlement Date (as defined below), subject to the terms of this Agreement and the Plan. The RSUs are subject to the restrictions described herein, including forfeiture under the circumstances described in Section 4 hereof. The RSUs shall vest and become nonforfeitable in accordance with Section 2 and Section 4 hereof.

(b) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon the Director and his or her legal representative in respect of any questions arising under the Plan or this Agreement.

(c) Acceptance of Agreement. In order to accept this Agreement, the Director must indicate acceptance of the RSUs and acknowledgment that the terms of the Plan and this Agreement have been read and understood by signing and returning a copy of this Agreement, to the General Counsel at Michael Kors (USA), Inc., 11 West 42nd Street, New York, NY 10036 within 14 days following the date hereof. By accepting this Agreement, the Director consents to the electronic delivery of prospectuses, annual reports and other information required to be delivered by Securities and Exchange Commission rules (which consent may be revoked in writing by the Director at any time upon three business days’ notice to the Company, in which case subsequent prospectuses, annual reports and other information will be delivered in hard copy to the Director).

2. Vesting. Except as otherwise provided in Section 4 hereof, subject to the Director’s continued service with the Company or a Subsidiary, the RSUs shall vest [FOR INITIAL/ONE-OFF GRANTS: on the first anniversary of the Date of Grant][FOR ANNUAL MEETING GRANT: on the earlier of (i) the first anniversary of the Date of Grant and (ii) the date of the annual shareholder meeting that occurs in the calendar year following the calendar year of the Date of Grant. Notwithstanding the foregoing, the Committee shall have the authority to remove the restrictions on the RSUs whenever it may determine that, by reason of changes in applicable laws or other changes in circumstances arising after the Date of Grant, such action is appropriate.

3. Settlement. The obligation to make payments and distributions with respect to RSUs shall be satisfied through the issuance of one Share or cash equal to the Fair Market Value of one Share for each vested RSU as determined by the Committee in its sole discretion (the “settlement”), and the settlement of the RSUs may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The RSUs shall be settled [DIRECTOR CHOICE: (1) as soon as practicable after the RSUs vest, but in no event later than March 15 of the year following the calendar year in which the RSUs vested OR (2) on or within thirty (30) days following the fifth anniversary of the Date of Grant, or if [earlier/later] the date of the Director’s separation from service within the meaning of Section 409A of the Code] (as applicable, the “Settlement Date”). Notwithstanding the foregoing, the payment dates set forth in this Section 3 have been specified for the purpose of complying with the provisions of Section 409A of the Code. To the extent payments are made during the periods permitted under Section 409A of the Code (including any applicable periods before or after the specified payment dates set forth in this Section 3), the Company shall be deemed to have satisfied its obligations under the Plan and shall be deemed not to be in breach of its payments obligations hereunder.

4. Termination of Service. In the event the Director’s service terminates by reason of death or Disability, all outstanding RSUs shall vest on the date of Director’s death or Disability. In the event the Director’s service terminates prior to the first anniversary of the Date of Grant, other than by reason of death or Disability, the RSUs shall vest pro-rata based on the number of days from the Date of Grant through and including the date of the Director’s termination of service; provided, however, that if following the occurrence of a Change in Control of the Company, the Director’s service is terminated by the Company without Cause, the provisions of Section 11.2 of the Plan shall apply.

5. Dividend Equivalents; No Voting Rights. Each outstanding RSU shall be credited with dividend equivalents equal to the dividends (including extraordinary dividends if so determined by the Committee) declared and paid to other shareholders of the Company in respect of one Share. Dividend equivalents shall not bear interest. On the Settlement Date, such dividend equivalents in respect of each vested RSU shall be settled by delivery to the Director of a number of Shares equal to the quotient obtained by dividing (i) the aggregate accumulated value of such dividend equivalents by (ii) the Fair Market Value of a Share on the applicable vesting date, rounded down to the nearest whole share, less any applicable withholding taxes. No dividend equivalents shall be accrued for the benefit of the Director with respect to record dates occurring prior to the Date of Grant, or with respect to record dates occurring on or after the date, if any, on which the Director has forfeited the RSUs. The Director shall have no voting rights with respect to the RSUs or any dividend equivalents.

6. No Rights as Shareholder. The Director shall not be deemed for any purpose to be the owner of any Shares subject to the RSUs. The Company shall not be required to set aside any fund for the payment of the RSUs.

7. Restrictive Covenants. In consideration of the grant of the RSUs, the Director agrees that the Director will comply with the restrictions set forth in this Section 7 during the time periods set forth herein.

(a) Subject to Section 7(c) below, while the Director is an Employee, Consultant or the Director of the Company and during the two-year period following termination of service, the Director shall not knowingly perform any action, activity or course of conduct which is substantially detrimental to the businesses or business reputations of the Company or any of its Subsidiaries, including (i) soliciting, recruiting or hiring (or attempting to solicit, recruit or hire) any employees of the Company or any of its Subsidiaries or any persons who have worked for the Company or any of its Subsidiaries during the 12-month period immediately preceding such solicitation, recruitment or hiring or attempt thereof; (ii) intentionally interfering with the relationship of the Company or any of its Subsidiaries with any person or entity who or which is employed by or otherwise engaged to perform services for, or any customer, client, supplier, licensee, licensor or other business relation of, the Company or any of its Subsidiaries; or (iii) assisting any person or entity in any way to do, or attempt to do, anything prohibited by the immediately preceding clauses (i) or (ii)

(b) Subject to Section 7(c) below, the Director shall not disclose to any unauthorized person or entity or use for the Director’s own purposes any Confidential Information without the prior written consent of the Company, unless and to the extent that the Confidential Information becomes generally known to and available for use by the public other than as a result of the Director’s acts or omissions in violation of this Agreement; provided, however, that if the Director receive a request to disclose Confidential Information pursuant to a deposition, interrogation, request for information or documents in legal proceedings, subpoena, civil investigative demand, governmental or regulatory process or similar process, (i) the Director shall promptly notify in writing the Company, and consult with and assist the Company in seeking a protective order or request for other appropriate remedy, (ii) in the event that such protective order or remedy is not obtained, or if the Company waives compliance with the terms hereof, the Director shall disclose only that portion of the Confidential Information which, based on the written advice of the Director’s legal counsel, is legally required to be disclosed and shall exercise reasonable best efforts to provide that the receiving person or entity shall agree to treat such Confidential Information as confidential to the extent possible (and permitted under applicable law) in respect of the applicable proceeding or process and (iii) the Company shall be given an opportunity to review the Confidential Information prior to disclosure thereof. For purposes of this Agreement, “Confidential Information” means information, observations and data concerning the business or affairs of the Company and its Subsidiaries, including, without limitation, all business information (whether or not in written form) which relates to the Company or its Subsidiaries, or their customers, suppliers or contractors or any other third parties in respect of which the Company or its Subsidiaries has a business relationship or owes a duty of confidentiality, or their respective businesses or products, and which is not known to the public generally other than as a result of the Director’s breach of this Agreement, including but not limited to: technical information or reports; formulas; trade secrets; unwritten knowledge and “know-how”; operating instructions; training manuals; customer lists; customer buying records and habits; product sales records and documents, and product development, marketing and sales strategies; market surveys; marketing plans; profitability analyses; product cost; long-range plans; information relating to pricing, competitive strategies and new product development; information relating to any forms of compensation or other personnel-related information; contracts; and supplier lists. Confidential Information will not include such information known to the Director prior to the Director’s involvement with the Company or its Subsidiaries or information rightfully obtained from a third party (other than pursuant to a breach by the Director of this Agreement).

(c) If and to the extent Section 7(a) or 7(b) is inconsistent with any similar provision governing noncompetition, nonsolicitation and confidentiality in a service agreement (or similar agreement) between the Director and the Company or any of its Subsidiaries in effect on the Date of Grant, the provisions in the Director’s service agreement (or similar agreement) will govern.

(d) In the event that the Director violates any of the restrictive covenants set forth above in this Section 7, in addition to any other remedy which may be available at law or in equity, the RSUs shall be automatically forfeited effective as of the date on which such violation first occurs, and, in the event that the Director has previously vested in all or any portion of the RSUs, the Director shall forfeit any compensation, gain or other value realized on the settlement of such RSUs, or the subsequent sale of Shares acquired upon settlement of the RSUs (if any), and must promptly repay such amounts to the Company. The foregoing rights and remedies are in addition to any other rights and remedies that may be available to the Company and shall not prevent (and the Director shall not assert that they shall prevent) the Company from bringing one or more actions in any applicable jurisdiction to recover damages as a result of the Director’s breach of such restrictive covenants.

8. Compliance with Legal Requirements.

(a) Generally. The granting and settlement of the RSUs, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, provincial, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee shall have the right to impose such restrictions or delay the settlement of the RSUs as it deems necessary or advisable under applicable income tax laws, federal securities laws, the rules and regulations of any stock exchange or market upon which the RSUs are then listed or traded, and/or any blue sky or state securities laws applicable to the RSUs; provided that any settlement shall be delayed only until the earliest date on which settlement would not be so prohibited. The Director agrees to take all steps the Committee or the Company determines are necessary to comply with all applicable provisions of federal and state securities law in exercising his or her rights under this Agreement.

(b) Tax Withholding. All distributions under the Plan are subject to withholding of all applicable federal, state, local and foreign taxes, and the Committee may condition the settlement of the RSUs on satisfaction of the applicable withholding obligations. The Company shall have the power and the right to deduct or withhold from all amounts payable to the Director in connection with the RSUs or otherwise, or require the Director to remit to the Company, an amount sufficient to satisfy any applicable taxes required by law. Further, the Company may permit or require the Director to satisfy, in whole or in part, the tax obligations by withholding Shares or other property deliverable to the Director in connection with the settlement of RSUs or from any compensation or other amounts owing to the Director the amount (in cash, Shares or other property) of any required tax withholding upon the settlement of the RSUs.

9. Clawback. In the event of an accounting restatement due to material noncompliance by the Company with any financial reporting requirement under the securities laws, any mistake in calculations or other administrative error, in each case, which reduces the amount payable in respect of the RSUs that would have been earned had the financial results been properly reported

(as determined by the Committee) (i) the RSUs will be canceled and (ii) the Director will forfeit (A) the Shares (or cash) received or payable on the settlement of the RSUs and (B) the amount of the proceeds of the sale, gain or other value realized on the settlement of the RSUs (and the Director may be required to return or pay such Shares or amount to the Company). Notwithstanding anything to the contrary contained herein, if the Director, without the consent of the Company, while providing services to the Company or any Subsidiary or after termination of such service, violates a non-solicitation or non-disclosure covenant or agreement, including but not limited to the covenants set forth in Section 7 above, or otherwise has engaged in or engages in activity that is in conflict with or adverse to the interest of the Company or any Subsidiary as determined by the Committee in its sole discretion, then (i) any outstanding, vested or unvested, earned or unearned portion of the RSUs, may at the Committee’s discretion, be canceled without payment therefor and (ii) the Committee may, in its discretion, require the Director or other person to whom any payment has been made or Shares or other property have been transferred in connection with the settlement of the RSUs to forfeit and pay over to the Company, on demand, all or any portion of the compensation, gain or other value (whether or not taxable) realized upon on the settlement of such RSUs, or the subsequent sale of acquired Shares (if any). To the extent required by applicable law (including without limitation Section 304 of the Sarbanes-Oxley Act and Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) and/or the rules and regulations of New York Stock Exchange or other securities exchange or inter-dealer quotation system on which the Shares are listed or quoted, or if so required pursuant to a written policy adopted by the Company, the RSUs (or the Shares acquired upon settlement of the RSUs (if any)) shall be subject (including on a retroactive basis) to clawback, forfeiture or similar requirements (and such requirements shall be deemed incorporated by reference into this Agreement).

10. Miscellaneous.

(a) Transferability. The RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a the Director other than by will or by the laws of descent and distribution, pursuant to a qualified domestic relations order or as otherwise permitted under Section 12.3 of the Plan.

(b) Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.

(c) Section 409A. The RSUs are intended to comply with or be exempt from Section 409A of the Code. Notwithstanding the foregoing or any provision of the Plan or this Agreement, if any provision of the Plan or this Agreement contravenes Section 409A of the Code or could cause the Director to incur any tax, interest or penalties under Section 409A of the Code, the Committee may, in its sole discretion and without the Director’s consent, modify such provision to (i) comply with, or avoid being subject to, Section 409A of the Code, or to avoid the incurrence of taxes, interest and penalties under Section 409A of the Code, and/or (ii) maintain, to the maximum extent practicable, the original intent and economic benefit to the Director of the applicable provision without materially increasing the cost to the Company or contravening the provisions of Section 409A of the Code. This Section 10(c) does not create an obligation on the part of the Company to modify the Plan or this Agreement and does not guarantee that the RSUs will not be subject to interest and penalties under Section 409A.

(d) Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax, pdf/email or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Director, at the Director’s address indicated by the Company’s records, or if to the Company, to the attention of the General Counsel at the Company’s principal business office.

(e) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(f) No Rights to Service. Nothing contained in this Agreement shall be construed as giving the Director any right to be retained, in any position, as an Employee, Consultant or the Director of the Company or its Subsidiaries or shall interfere with or restrict in any way the right of the Company or its Subsidiaries, which are hereby expressly reserved, to remove, terminate or discharge the Director at any time for any reason whatsoever.

(g) Beneficiary. The Director may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. Any notice should be made to the attention of the General Counsel of the Company at the Company’s principal business office. If no designated beneficiary survives the Director, the Director’s estate shall be deemed to be the Director’s beneficiary.

(h) Bound by Plan. By signing this Agreement, the Director acknowledges that the Director has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

(i) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Director and the beneficiaries, executors, administrators, heirs and successors of the Director.

(j) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 12.1 of the Plan.

(k) Governing Law; JURY TRIAL WAIVER. To the extent not otherwise governed by the Code or the laws of the United States, this Agreement shall be governed, construed and interpreted in accordance with the laws of the British Virgin Islands without regard to principles of conflicts of law thereof, or principles of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the British Virgin Islands or the laws of the United States, as applicable. THE PARTIES EXPRESSLY AND KNOWINGLY WAIVE ANY RIGHT TO A JURY TRIAL IN THE EVENT ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LITIGATED OR HEARD IN ANY COURT.

(l) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

IN WITNESS WHEREOF, the Company and the Director have executed this Agreement as set forth below.

MICHAEL KORS HOLDINGS LIMITED

By:
Name:
Title:

Date:

Agreed to and Accepted by:

[Director Name]

Date:

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